Karat Packaging Reports Fourth Quarter and Full Year 2023 Financial Results

— Record Full Year Gross Margin and Net Income as Business Continues to Expand--

CHINO, Calif, March 14, 2024 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat” or the “Company”), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights
•Fourth quarter 2023 financial results included:
◦Change of estimate on import duty reserve totaling $2.3 million, an increase to cost of goods sold.
◦Write-off of $1.1 million of a vendor prepayment upon the resolution of a legal contingency, an increase to general and administrative expenses.
◦Out-of-period tax adjustment of $0.3 million, an increase to provision for income taxes.
◦Misclassification adjustments for the full year amounts within the income statement with no impact on net income:
▪Adjustment of $6.4 million online sales platform fees, an increase to net sales, offset by the same increase to selling expenses.
▪Adjustment of $3.9 million of certain production expenses out of general and administrative expenses into cost of goods sold.
The prior period financial results were not adjusted due to the immaterial impact on the overall financial statements.
•Net sales of $95.6 million, including the adjustment of $6.4 million online sales platform fees, versus $92.7 million in the prior-year quarter, up 3.1 percent in amount and 7.3 percent in volume.
•Gross profit of $34.1 million, including the favorable impact totaling $0.2 million from the import duty reserve and the adjustments, up 14.9 percent from the prior-year quarter.
•Gross margin of 35.7 percent, including the negative impact totaling 240 basis points from the import duty reserve and adjustments, versus 32.0 percent in the prior-year quarter.
•Net income of $4.2 million, including the negative impact totaling $2.9 million from the import duty reserve, vendor prepayment write-off, and tax adjustment, versus $4.5 million in the prior-year quarter.
•Net income margin of 4.4 percent, including the negative impact totaling 350 basis points from the import duty reserve, vendor prepayment write-off, tax adjustment and the adjustments, versus 4.9 percent in the prior-year quarter.
•Adjusted EBITDA of $8.6 million, including the negative impact totaling $2.3 million from the import duty reserve, versus $9.9 million in the prior-year quarter.
•Adjusted EBITDA margin of 9.0 percent, including the negative impact totaling 330 basis points from the import duty reserve and the adjustments, versus 10.7 percent in the prior-year quarter.

Guidance
•Net sales for the 2024 first quarter expected to increase low to mid-single digit from the prior-year quarter.
•Gross margin goal for the 2024 first quarter: 37 to 39 percent versus 39.8 percent for 2023 first quarter.
•Net sales for full year 2024 expected to increase 8 to 15 percent from the prior year.
•Gross margin goal for full year 2024: 35 to 38 percent assuming no significant increases in ocean freight rates.

“Sales volume again grew 7.3 percent for the 2023 fourth quarter over the prior-year quarter. However, revenue was impacted principally by year-over-year pricing comparisons and start-up delays into 2024 by several new national and regional chain accounts,” said Alan Yu, Chief Executive Officer. “During the fourth quarter, we continued to scale back U.S. manufacturing, which further enhanced gross margin to a near record high of 35.7 percent.

“Sales of our eco-friendly products grew 11 percent for the quarter and comprised 33 percent of total net sales, which exceeded our expectations. We continue to develop new and innovative eco-friendly products to meet increasing demand and expand our customer base.

“As part of our growth plan, we recently signed a new lease for a distribution center in Arizona, which is expected to be fully operational early in the second quarter. Together with our salesforce expansion, we can further penetrate key U.S. markets in the South, Midwest, and Pacific Northwest regions. We also are implementing automation and AI technologies to enhance operation and distribution productivity.

“With Karat’s strong operating cash flow and balance sheet, our board of directors in February authorized another increase in the quarterly cash dividend payment to $0.30 per share, from the previous quarterly dividend of $0.20 per share,” Yu added.

Fourth Quarter 2023 Financial Results

Net sales for the 2023 fourth quarter increased 3.1 percent to $95.6 million, from $92.7 million in the prior-year quarter. The year-over-year increase included the impact of $6.4 million from the adjustment of online sales platform fees and volume growth of 7.3 percent, partially offset by unfavorable year-over-year pricing comparison, as the Company passed on savings from ocean freight and raw material costs to customers.

Cost of goods sold for the 2023 fourth quarter was $61.5 million, which included an additional import duty reserve of $2.3 million and the adjustment of $3.9 million of certain production expenses from general and administrative expenses, compared with $63.0 million in the prior-year quarter, which included an out-of-period inventory write-off of $1.7 million. Despite the larger unfavorable discrete items in the 2023 fourth quarter, gross profit increased 14.9 percent to $34.1 million, from $29.7 million in the prior-year quarter.

Gross margin expanded 370 basis points to 35.7 percent in the 2023 fourth quarter, from 32.0 percent in the same quarter last year primarily as a result of our continued scale back of manufacturing operations in favor of imports and improved operating efficiencies.

Operating expenses in the 2023 fourth quarter were $29.5 million, or 30.8 percent of net sales, compared with $24.9 million, or 26.8 percent of net sales, in the prior-year quarter. Operating expenses in the 2023 fourth quarter included a negative impact totaling $3.6 million from the vendor prepayment write-off and the adjustments noted above. Additionally, the year-over-year increase in operating expense was primarily driven by higher labor costs and rent and warehouse expense from workforce expansion and additional leased warehouses partially offset by a decrease in shipping and transportation costs and stock-compensation expense.

Net income for the 2023 fourth quarter was $4.2 million, compared with $4.5 million in the prior-year quarter. Net income margin was 4.4 percent in the 2023 fourth quarter, compared with 4.9 percent in the prior-year quarter.

Net income attributable to Karat for the 2023 fourth quarter was $3.9 million, or $0.19 per diluted share, compared with $4.5 million, or $0.23 per diluted share, in the prior-year quarter.

Adjusted EBITDA, a non-GAAP measure defined below, was $8.6 million in the 2023 fourth quarter, compared with $9.9 million in the prior-year quarter. Adjusted EBITDA margin, a non-GAAP measure defined below, was 9.0 percent of net sales, compared with 10.7 percent in the prior-year quarter.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, was $0.24 per share in the 2023 fourth quarter, compared with $0.30 per share in the prior-year quarter.

2023 Full Year Results

Net sales for the year ended December 31, 2023, decreased 4.1 percent to $405.7 million, from $423.0 million in the prior year. The year-over-year decrease was primarily driven by unfavorable pricing comparison and lower logistics services and shipping revenue partially offset by the positive impact of $6.4 million from the adjustment of online sales platform fees and volume growth of 3.7 percent.

Cost of goods sold for the year ended December 31, 2023, was $252.6 million, which included an additional import duty charge of $3.9 million, an inventory write-off of $1.7 million in connection with scaling back production, and the adjustment of $3.9 million of certain production expenses from general and administrative expenses, compared with $290.9 million in the prior year, which included an out-of-period inventory write-off of $0.9 million. Despite the larger unfavorable discrete items in 2023, gross profit increased 15.9% to $153.0 million, from $132.1 million a year ago.

Gross margin for the year ended December 31, 2023, increased to 37.7 percent, from 31.2 percent for the prior year. Gross margin benefited from lower total ocean freight and import costs, the Company’s initiative to scale back manufacturing operations in favor of imports and the strong U.S. dollar.

Operating expenses for the year ended December 31, 2023, were $111.0 million, or 27.4 percent of net sales, compared with $102.1 million, or 24.1 percent of net sales, for the prior year. Operating expenses for the year ended December 31, 2023 included a negative impact totaling $2.5 million from the additional import duty charge and the adjustments. Additionally, the year-over-year increase was primarily due to increases in labor, rent, warehouse, and utility expenses from workforce expansion and additional leased warehouses, marketing expense as we grow our e-commerce channel, and impairment expense and loss, net, primarily related to disposal of machinery as we scaled back production. Such increases were partially offset by a decrease in shipping and transportation costs, stock-compensation expense and bad debt expense.

Net income for the year ended December 31, 2023, increased 28.4 percent to $33.2 million, from $25.8 million for the year ended December 31, 2022. Net income margin increased to 8.2 percent in 2023, compared with 6.1 percent in the prior year.

Net income attributable to Karat was $32.5 million, or $1.63 per diluted share, for the full 2023 year, compared with $23.6 million, or $1.19 per diluted share, in the prior year.

Adjusted EBITDA, a non-GAAP measure defined below, increased to $59.1 million for the full 2023 year, compared with $45.6 million in the prior year. Adjusted EBITDA margin, a non-GAAP measure defined below, increased to 14.6 percent in 2023, compared with 10.8 percent in 2022.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, rose to $1.83 per share in 2023, from $1.30 per share in the prior year.

Investor Conference Call
The Company will host an investor conference call today, March 14, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its 2023 fourth quarter and full year results.

Phone: 877-418-4045 (domestic); 412-317-6745 (international)
Conference ID: Karat Packaging Inc.
Webcast: Accessible at http://irkarat.com/; archive available for approximately one year

About Karat Packaging Inc.
Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements
Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements, including, but not limited to, achieving our financial guidance, are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K and any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Investor Relations and Media Contacts:
PondelWilkinson Inc.
Judy Lin or Roger Pondel
310-279-5980
ir@karatpackaging.com

KARAT PACKAGING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$95,582	$92,667	$405,651	$422,957
Cost of goods sold	61,488	63,002	252,608	290,871
Gross profit	34,094	29,665	153,043	132,086
Operating expenses
Selling expenses	15,990	7,626	41,490	35,844
General and administrative expenses (including $729 and $876 associated with variable interest entity for the three months ended December 31, 2023 and 2022, respectively, and $2,749 and $2,775 associated with variable interest entity for the years ended December 31, 2023 and 2022, respectively)	13,185	17,226	66,952	66,259
Impairment expense and loss (gain), net, on disposal of machinery	294	1	2,525	(32)
Total operating expenses	29,469	24,853	110,967	102,071
Operating income	4,625	4,812	42,076	30,015
Other income (expense)
Rental income (including $260 and $234 associated with variable interest entity for the three months ended December 31, 2023 and 2022, respectively, and $981 and $949 associated with variable interest entity for the years ended December 31, 2023 and 2022, respectively)	309	234	1,090	949
Other income (expense)	13	7	(45)	(228)
(Loss) gain on foreign currency transactions	(247)	216	103	1,568
Interest income (including $328 and $10 associated with variable interest entity for the three months ended December 31, 2023 and 2022, respectively, and $606 and $2,171 associated with variable interest entity for the years ended December 31, 2023 and 2022, respectively)	763	65	1,803	2,226
Interest expense (including $520 and $441 associated with variable interest entity for the three months ended December 31, 2023 and 2022, respectively, and $2,019 and $1,821 associated with variable interest entity for the years ended December 31, 2023 and 2022, respectively)	(527)	(440)	(2,043)	(2,017)
Total other income, net	311	82	908	2,498
Income before provision for income taxes	4,936	4,894	42,984	32,513
Provision for income taxes	759	353	9,804	6,676
Net income	4,177	4,541	33,180	25,837
Net income attributable to noncontrolling interest	279	—	710	2,189
Net income attributable to Karat Packaging Inc.	$3,898	$4,541	$32,470	$23,648
Basic and diluted earnings per share:
Basic	$0.20	$0.23	$1.63	$1.19
Diluted	$0.19	$0.23	$1.63	$1.19
Weighted average common shares outstanding, basic	19,953,525	19,872,681	19,904,698	19,824,911
Weighted average common shares outstanding, diluted	20,021,314	19,936,954	19,977,712	19,925,905

KARAT PACKAGING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents (including $13,566 and $2,022 associated with variable interest entity at December 31, 2023 and 2022, respectively)	$23,076	$16,041
Short-term investments	26,343	—
Accounts receivable, net of allowance for bad debt of $392 and $1,260 at December 31, 2023 and 2022, respectively (including $0 and $6 associated with variable interest entity at December 31, 2023 and 2022, respectively)	27,763	29,912
Inventories	71,528	71,206
Prepaid expenses and other current assets (including $82 and $191 associated with variable interest entity at December 31, 2023 and 2022, respectively)	6,219	6,641
Total current assets	154,929	123,800
Property and equipment, net (including $44,185 and $45,399 associated with variable interest entity at December 31, 2023 and 2022, respectively)	95,226	95,568
Deposits	1,047	12,413
Goodwill	3,510	3,510
Intangible assets, net	327	353
Operating right-of-use assets	20,739	15,713
Other assets (including $53 and $38 associated with variable interest entity at December 31, 2023 and 2022, respectively)	619	818
Total assets	$276,397	$252,175
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (including $63 and $2 associated with variable interest entity at December 31, 2023 and 2022, respectively)	$18,446	$18,559
Accrued expenses (including $591 and $625 associated with variable interest entity at December 31, 2023 and 2022, respectively)	10,576	9,005
Related party payable	5,306	4,940
Customer deposits (including $116 and $165 associated with variable interest entity at December 31, 2023 and 2022, respectively)	951	1,281
Long-term debt, current portion (including $1,122 and $957 associated with variable interest entity at December 31, 2023 and 2022, respectively)	1,122	957
Operating lease liabilities, current portion	4,800	4,511
Other payables (including $1,302 and $0 associated with variable interest entity at December 31, 2023 and 2022, respectively)	3,200	—
Total current liabilities	44,401	39,253

	December 31, 2023	December 31, 2022
	(Unaudited)
Deferred tax liability	4,197	5,156
Long-term debt, net of current portion and debt discount of $203 and $216 at December 31, 2023 and December 31, 2022, respectively (including $48,396 and $41,558 associated with variable interest entity at December 31, 2023 and 2022, respectively, and debt discount of $203 and $216 associated with variable interest entity at December 31, 2023 and 2022, respectively)	48,396	41,558
Operating lease liabilities, net of current portion	16,687	11,623
Other liabilities (including $0 and $1,302 associated with variable interest entity at December 31, 2023 and 2022, respectively)	26	2,652
Total liabilities	113,707	100,242

Karat Packaging Inc. stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding, as of December 31, 2023 and 2022	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,988,482 and 19,965,482 shares issued and outstanding, respectively, as of December 31, 2023 and 19,908,005 and 19,885,005 shares issued and outstanding, respectively, as of December 31, 2022	20	20
Additional paid in capital	86,667	85,792
Treasury stock, $0.001 par value, 23,000 shares as of both December 31, 2023 and 2022	(248)	(248)
Retained earnings	67,679	56,118
Total Karat Packaging Inc. stockholders’ equity	154,118	141,682
Noncontrolling interest	8,572	10,251
Total stockholders’ equity	162,690	151,933
Total liabilities and stockholders’ equity	$276,397	$252,175

KARAT PACKAGING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Cash flows from operating activities
Net income	$33,180	$25,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including $1,214 associated with variable interest entity for both the year ended December 31, 2023 and 2022)	10,783	10,405
Adjustments to allowance for bad debt	(711)	1,010
Adjustments to inventory reserve	(399)	6
Write-off of inventory	3,897	3,470
Impairment of deposits	549	465
Write-off of vendor prepayment	1,124	—
Loss (gain), net, on disposal of machinery and equipment	2,002	(32)
Change in fair value of interest rate swap (including $0 and $2,159 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	—	(2,159)
Amortization of loan fees (including $57 and $40 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	81	40
Accrued interest on certificates of deposit	(155)	—
Stock-based compensation	770	2,047
Amortization of operating right-of-use assets	4,969	3,822
Deferred income taxes	(959)	(478)
(Increase) decrease in operating assets
Accounts receivable (including $6 and $18 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	2,860	1,854
Inventories	(3,820)	(16,210)
Prepaid expenses and other current assets (including $109 and $75 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	(466)	(1,514)
Other assets (including $14 and $27 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	1,439	(36)
Increase (decrease) in operating liabilities
Accounts payable (including $60 and $495 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	696	89
Accrued expenses (including $34 and $402 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	1,571	1,571
Related party payable	366	2,937
Income taxes payable	—	(85)
Customer deposits (including $49 and $77 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	(330)	66
Operating lease liability	(4,642)	(3,780)
Other liabilities (including $0 and $1 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	574	149
Net cash provided by operating activities	$53,379	$29,474

	Year Ended December 31,
	2023	2022
	(Unaudited)
Cash flows from investing activities
Purchases of property and equipment	(2,835)	(2,657)
Proceeds on disposal of property and equipment	841	77
Payments for costs incurred from sale of machinery and equipment	(186)	—
Deposits paid for joint venture investment	(2,900)	(5,876)
Deposits refunded from joint venture investment	6,900	1,876
Deposits refunded from cancelled machinery orders	503	—
Deposits paid for property and equipment	(6,309)	(12,090)
Proceeds from settlement of interest rate swap (including $0 and $825 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	—	825
Purchase of short-term investments (including $8,000 and $0 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	(49,188)	—
Redemption of short-term investments (including $8,000 and $0 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	23,000	—
Net cash used in investing activities	$(30,174)	$(17,845)
Cash flows from financing activities
Proceeds from line of credit	—	21,100
Payments on line of credit	—	(21,100)
Proceeds from long-term debt (including $8,000 and $27,477 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	8,000	27,477
Payments for lender fees	(61)	—
Payments on long-term debt (including $1,010 and $21,572 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	(1,010)	(21,572)
Tax withholding on vesting of restricted stock units	(18)	—
Proceeds from exercise of common stock options	123	51
Dividends paid to shareholders	(20,909)	(6,964)
Distributions to shareholders, net of tax withholding (including $2,295 and $0 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	(2,295)	—
Payments of noncontrolling interest tax withholding (including $0 and $1,063 associated with variable interest entity for the year ended December 31, 2023 and 2022, respectively)	—	(1,063)
Net cash used in financing activities	$(16,170)	$(2,071)
Net increase in cash and cash equivalents	7,035	9,558
Cash and cash equivalents
Beginning of year	$16,041	$6,483
End of year	$23,076	$16,041
Supplemental disclosures of non-cash investing and financing activities:
Transfers from deposit to property and equipment	$10,463	$9,859
Non-cash purchases of property and equipment	$148	$196
Supplemental disclosures of cash flow information:
Cash paid for income tax	$11,765	$8,303
Cash paid for interest	$1,996	$1,978

KARAT PACKAGING INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(In thousands, except per share amounts)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin:	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	Amounts	% of Net Sales	Amounts	% of Net Sales	Amounts	% of Net Sales	Amounts	% of Net Sales
Net income:	$4,177	4.4%	$4,541	4.9%	$33,180	8.2%	$25,837	6.1%
Add (deduct):
Interest income	(763)	(0.8)	(65)	(0.1)	(1,803)	(0.4)	(2,226)	(0.5)
Interest expense	527	0.5	440	0.5	2,043	0.5	2,017	0.5
Provision for income taxes	759	0.8	353	0.4	9,804	2.4	6,676	1.6
Depreciation and amortization	2,725	2.9	2,653	2.9	10,783	2.7	10,405	2.4
Stock-based compensation expense	27	—	273	0.3	770	0.2	2,047	0.5
Out-of-period adjustment (3)	1,124	1.2	1,675	1.8	—	—	879	0.2
Secondary offering transaction costs (2)	—	—	—	—	453	0.1	—	—
Write-off of inventory (1)	—	—	—	—	1,710	0.4	—	—
Impairment expenses and (gain) loss, net, on disposal of machinery (1)	(3)	—	—	—	2,132	0.5	—	—
Adjusted EBITDA	$8,573	9.0%	$9,870	10.7%	$59,072	14.6%	$45,635	10.8%
(1) The write-off of inventory and impairment expense and (gain) loss, net, on disposal of machinery represent costs incurred in connection with the scaling back of production in the U.S. As part of the execution of this strategy, certain machinery and equipment was disposed of or impaired, and raw materials associated with those machinery and equipment were written-off.
(2) Secondary offering transaction costs represent legal and professional fees incurred in connection with the completion of the secondary offering, which were directly related to the offering and were incremental to our normal operating expenses.
(3) The out-of-period adjustment for the three months ended December 31, 2023 represented a write-off of a vendor prepayment due to the resolution of a legal contingency, which management believes was not representative of our underlying operating performance. The adjustment was to correct an immaterial error in its previously issued quarterly financial statements for the quarter ended September 30, 2023. Although the full year financial statements for the year ended December 31, 2023 are not affected, the impact of the adjustment for the quarter ended December 31, 2023 was a decrease to other assets and an increase in general and administrative expenses of $1.1 million.
The out-of-period adjustment for the year ended December 31, 2022 represented an inventory write-off recorded during the year 2022, which management believes was not representative of our underlying operating performance. The adjustment was to correct immaterial errors in the accounting for certain inventory items in our previously issued quarterly and annual financial statements. The impact of the inventory write-off was an increase to cost of goods sold of $1.7 million and $0.9 million for the three and twelve months ended December 31, 2022, respectively.

Reconciliation of Adjusted Diluted Earnings Per Common Share	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Diluted earnings per common share:	$0.19	$0.23	$1.63	$1.19
Add (deduct):
Stock-based compensation expense	—	0.01	0.04	0.10
Out-of-period adjustment	0.06	0.08	—	0.04
Secondary offering transaction costs	—	—	0.02	—
Write-off of inventory	—	—	0.09	—
Impairment expense and loss, net, on disposal of machinery	—	—	0.11	—
Tax impact	(0.01)	(0.02)	(0.06)	(0.03)
Adjusted diluted earnings per common shares	$0.24	$0.30	$1.83	$1.30

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended December 31, 2023				Year Ended December 31, 2023
	Karat Packaging	Global Wells	Eliminations	Consolidated	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$3,972	$321	$(116)	$4,177	$32,544	$820	$(184)	$33,180
Add:
Interest income	(435)	(328)	—	(763)	(1,197)	(623)	17	(1,803)
Interest expense	7	520	—	527	41	2,019	(17)	2,043
Provision for income taxes	759	—	—	759	9,804	—	—	9,804
Depreciation and amortization	2,421	304	—	2,725	9,569	1,214	—	10,783
Out-of-period adjustment (3)	1,124	—	—	1,124	—	—	—	—
Stock-based compensation expense	27	—	—	27	770	—	—	770
Secondary offering transaction costs (2)	—	—	—	—	453	—	—	453
Write-off of inventory (1)	—	—	—	—	1,710	—	—	1,710
Impairment expense and (gain) loss, net, on disposal of machinery (1)	(3)	—	—	(3)	2,132	—	—	2,132
Adjusted EBITDA	$7,872	$817	$(116)	$8,573	$55,826	$3,430	$(184)	$59,072

(1) The write-off of inventory and impairment expense and (gain) loss, net, on disposal of machinery represent costs incurred in connection with the scaling back of production in the U.S. As part of the execution of this strategy, certain machinery and equipment was disposed of or impaired, and raw materials associated with those machinery and equipment were written-off.
(2) Secondary offering transaction costs represent legal and professional fees incurred in connection with the completion of the secondary offering, which were directly related to the offering and were incremental to our normal operating expenses.
(3) The out-of-period adjustment represented a write-off of a vendor prepayment due to the resolution of a legal contingency, which management believes was not representative of our underlying operating performance. The adjustment was to correct an immaterial error in its previously issued quarterly financial statements for the quarter ended September 30, 2023. Although the full year financial statements for the year ended December 31, 2023 are not affected, the impact of the adjustment for the quarter ended December 31, 2023 was a decrease to other assets, and an increase in general and administrative expenses of $1.1 million.

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended December 31, 2022				Year Ended December 31, 2022
	Karat Packaging	Global Wells	Eliminations	Consolidated	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$4,552	$—	$(11)	$4,541	$23,648	$2,531	$(342)	$25,837
Add (deduct)
Interest income	(56)	(71)	62	(65)	(56)	(2,300)	130	(2,226)
Interest expense	61	441	(62)	440	326	1,821	(130)	2,017
Provision for income taxes	353	—	—	353	6,676	—	—	6,676
Depreciation and amortization	2,348	305	—	2,653	9,190	1,215	—	10,405
Stock-based compensation expense	273	—	—	273	2,047	—	—	2,047
Out-of-period adjustment (1)	1,675	—	—	1,675	879	—	—	879
Adjusted EBITDA	$9,206	$675	$(11)	$9,870	$42,710	$3,267	$(342)	$45,635
(1) The out-of-period adjustment represented an inventory write-off recorded during the year ended December 31, 2022, which management believes was not representative of our underlying operating performance. The adjustment was to correct immaterial errors in the accounting for certain inventory items in our previously issued quarterly and annual financial statements. The impact of the inventory write-off was an increase to cost of goods sold of $1.7 million and $0.9 million for the three and twelve months ended December 31, 2022, respectively.
Use of Non-GAAP Financial Measures

Karat utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:
•Adjusted EBITDA is calculated as net income before interest income and interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, secondary offering transaction costs, write-off of certain inventory items outside the normal course of business, impairment expense and (gain) loss, net, on disposal of machinery outside the normal course of business, and out-of-period adjustment.
•Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus the per share impact of stock-based compensation, secondary offering transaction costs, write-off of certain inventory items outside the normal course of business, impairment expense and (gain) loss, net, on disposal of machinery outside the normal course of business, out-of-period adjustment, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP measures, which are used by management to assess the core performance of Karat, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of Karat and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

KARAT PACKAGING INC. AND SUBSIDIARIES
NET SALES BY CATEGORY (UNAUDITED)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
National and regional chains	$21,053	$21,843	$89,655	$95,786
Distributors	50,041	53,207	228,316	242,285
Online	17,846	10,613	61,265	53,697
Retail	6,642	7,004	26,415	31,189
	$95,582	$92,667	$405,651	$422,957